Because the electronic format for filing Form NSAR does not provide adequate space for responding to Item 14 correctly, the additional responses are as follows:

Appendix B:  Affiliated Broker/Dealers for Item 14


PFI BROKER/DEALERS                                File No.

Pruco Securities, LLC                             8-16402
Prudential Equity Group, LLC                      8-27154
Prudential Investment Management Services LLC     8-36540
American Skandia Marketing, Incorporated          8-39058
Pru Global Securities, LLC                        8-66040
Prudential Financial Derivatives, LLC*


Wachovia Securities Financial Holdings, LLC Broker/Dealers -
(Holding Company)

Wachovia Securities, LLC                          8-37180
Wachovia Securities Financial Network, LLC        8-28721
First Clearing LLC                                8-35158
Wexford Clearing Services LLC                     8-48636
09/08/2005

*Futures Commission Merchant as of 4/23/03, Notice
Registered B/D (Limited Registration) as of 5/21/03.
Changes:  As of August 30, 2005, Prudential Investment
 Management, Inc. added two "doing business as" names:
Prudential Investment Management - Fixed Income and Pramerica
Investment Management - Fixed Income.


Guidelines revised 3/06